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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------

                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080


         COURT ORDERS RJR'S GOLDSTONE AND HARPER TO TESTIFY IMMEDIATELY
                  --------------------------------------------

     MIAMI, FL, February 13, 1996--Brooke Group Ltd. (NYSE: BGL) announced today that the U.S. District Court for the Middle District of North Carolina ordered, over the objection of RJR Nabisco (NYSE: RN), that the depositions of Steven F. Goldstone, chief executive officer, and Charles M. Harper, chairman of RJR Nabisco, go forward immediately. RJR Nabisco had unilaterally tried to cancel their depositions last Friday. The court denied RJR Nabisco's motion for a stay of discovery. Brooke said that Mr. Goldstone's deposition would be taken at 10:00 a.m. on Wednesday, February 14, and Mr. Harper's at 10:00 a.m. on Thursday, February 15 at the offices of Milbank, Tweed, Hadley & McCloy in New York.

     The Federal Court also set an expedited hearing for February 21, 1996 to determine whether RJR Nabisco may persist in its assertion of blanket confidentiality with respect to the testimony given by John Greeniaus, president of Nabisco (NYSE: NA). His testimony deals with the veracity of public statements made by RJR Nabisco in connection with Brooke Group's consent solicitation to immediately spin off the Nabisco food business to RJR Nabisco shareholders and to rescind a by-law change. The Court's actions do not affect the February 15, 1996 cutoff date for Brooke's consent solicitation.

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.